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                                                                    EXHIBIT 2.12

                               THE COMPANY DOCTOR

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of September 20, 1996, by ROBERT G. DUCHOUQUETTE, M.D., an individual, ("Duchouquette") and THE COMPANY DOCTOR, a Delaware corporation, ("TCD").

         Pursuant to that one certain Stock Purchase Agreement (the "Stock Purchase Agreement") entered into on September 20, 1996, by Duchouquette, The Physician Group, P.A. ("Group") and Robert G. Duchouquette, M.D., P.A., a Texas professional association ("Duchouquette P.A."), Group acquired 1,000 shares of the issued and outstanding capital stock, par value $0.10 per share, of Duchouquette P.A., which represents all of the issued and outstanding shares of stock of Duchouquette P.A. (the "Duchouquette Stock").

         As part of the consideration for the Duchouquette Stock acquired by Group, pursuant to the Stock Purchase Agreement, Group caused 63,380 shares of unregistered Common Stock, par value $0.01 per share, of TCD to be delivered to Duchouquette (the "TCD Shares").

         Pursuant to the provisions of Section 4(e) of the Stock Purchase Agreement, Group agreed to cause TCD to execute and deliver this Agreement to Duchouquette whereby upon Duchouquette's written request made to TCD at any time after the Closing of the Stock Purchase Agreement and before December 15, 1996, TCD shall file a registration statement under the Securities Act relating to, and shall cause to be effective, the registration of the TCD Shares under the Securities Act not later than February 28, 1997.

         The execution of this Agreement was a condition to the Closing of the Stock Purchase Agreement and the transactions contemplated by it.

         In consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound by this Agreement, agree as follows:

         1. DEFINITIONS. The following terms shall have the following respective meanings for purposes of this Agreement:

                 "Commission" shall mean the United States Securities and Exchange Commission.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Registration Date" shall mean, with respect to each registration of Registrable Securities hereunder (or any portion thereof), the date or dates on which the registration statement including





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        1
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such Registrable Securities shall have become effective under the Securities
Act; provided, however, that if any Registrable Securities are included in a "shelf" registration statement under Rule 415 under the Securities Act, the "Registration Date" shall mean the date on which the final prospectus covering such Registrable Securities (or any portion thereof) is transmitted for filing with the Commission pursuant to Rule 424(b) under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         2. AGREEMENT TO REGISTER TCD SHARES. Pursuant to the provisions of Section 4(d) of the Stock Purchase Agreement, TCD hereby agrees that Duchouquette may make a written request to TCD (the "Registration Request") at any time after the Closing of the Stock Purchase Agreement and before December 15, 1996, to register the TCD Shares then held by him pursuant to (i) the Securities Act and (ii) the securities or "blue sky" laws of any jurisdiction designated by him (the "Registration").

         3. AGREED EFFECTIVE DATE OF THE REGISTRATION. TCD hereby further agrees to cause the Registration to be effective not later than February 28, 1997, provided the Registration Request is not withdrawn by Duchouquette prior to the effective date of the Registration.

         4.      RIGHT TO "PUT" THE TCD SHARES TO TCD.

                 (a) If TCD fails to cause the Registration to be effective by February 28, 1997, Duchouquette shall have the right to rescind the transfer of the TCD Shares made to him by TCD, pursuant to the Stock Purchase Agreement, and "put" the TCD Shares back to TCD by requiring TCD to purchase the TCD Shares from him (the "Put").

                 (b) The Put shall be exercisable by Duchouquette giving written notice to TCD, subsequent to February 28, 1997, but prior to April 28, 1997, that he is rescinding the transfer of the TCD Shares and putting them back to TCD (the "Rescission Notice").

                 (c) Within 21 calendar days of its receipt of the Rescission Notice, TCD shall pay Duchouquette the greater of (i) $562,500.00 or
(ii) the fair market value of the TCD Shares.

                 (d) For purposes of this section, the fair market value of the TCD Shares shall be equal to the number of TCD Shares then held by Duchouquette multiplied by the average NASDAQ closing price of the Common Stock of TCD for the five trading days immediately after TCD's receipt of the Rescission Notice.

                 (e) Upon TCD's tender of the payment for the TCD Shares to him, Duchouquette shall immediately transfer and deliver the TCD Shares, endorsed in blank, to TCD free and clear of any liens, liabilities, security interests, claims or encumbrances.





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        2
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         5.      REGISTRATION PROCEDURES.  Whenever TCD is required by this
Agreement to effect the registration of any of the TCD Shares, TCD will, subject to Section 3, as expeditiously as reasonably possible:

                 (a) Prepare and file with the Commission the requisite registration statement with respect to the TCD Shares and use its best efforts to cause the registration statement to become and remain effective for a period of time required for the disposition of the TCD Shares by Duchouquette.

                 (b) Prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale or other disposition of the TCD Shares covered by the registration statement until the earlier of such time as all of the TCD Shares have been disposed of by Duchouquette.

                 (c) As soon as available, furnish to Duchouquette the number of copies of the applicable registration statement and of each amendment or supplement to it, and of each prospectus (including each preliminary prospectus or summary prospectus) and such other documents, as Duchouquette may reasonably request.

                 (d) Use its best efforts to register or qualify the TCD Shares covered by such registration statement under the securities or blue sky laws of up to twelve (12) jurisdictions within the United States as Duchouquette shall request and do such other reasonable acts and things as may be required of it to enable Duchouquette to consummate the disposition in the jurisdictions of the TCD Shares included in such registration statement.

                 (e) TCD shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

                 (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but no later than 18 months after the Registration Date, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                 (g) It shall be a condition precedent to the obligation of TCD to take any action pursuant to this Agreement in respect of the TCD Shares which are to be registered that Duchouquette shall furnish to TCD such information regarding the securities held by him and the intended method of disposition thereof as TCD shall reasonably request and as shall be required in connection with such registration by TCD.

         6. EXPENSES. All expenses incident to performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including all filing fees





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        3
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incident to filing with the National Association of Securities Dealers, Inc.), listing fees and expenses, printing expenses, fees and disbursements of counsel and accountants for TCD, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by TCD, provided, that TCD shall not be liable for the fees and disbursements of counsel for Duchouquette or any transfer taxes, fees, discounts or commissions in respect of the TCD Shares sold by Duchouquette.

         7.      INDEMNIFICATION.

                 (a) In the event of any registration of any TCD Shares under the Securities Act pursuant to this Agreement, TCD shall indemnify and hold harmless Duchouquette against any losses, claims, damages or liabilities, joint or several, to which Duchouquette may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                          (1) any alleged untrue statement of any material fact contained, as of the Registration Date, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or

                          (2) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (b) TCD shall reimburse Duchouquette for any legal or any other expenses reasonably incurred by Duchouquette in connection with investigating or defending any such loss, claim, damage, liability or action described in subsection (a) of this section.

                 (c) TCD shall not be liable in any case described in subsection (a) of this section to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to TCD by Duchouquette specifically for use therein or (in the case of any registration if TCD is not a party to the underwriting agreement) so furnished for such purpose by any underwriter.

                 (d) This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Duchouquette and shall survive the transfer of the TCD Shares by Duchouquette.

                 (e) In the event of any registration of any TCD Shares under the Securities Act pursuant to this Agreement, Duchouquette agrees to indemnify and hold harmless TCD and its directors and officers and each other person, if any, who controls TCD within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which TCD





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        4
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or any such director or officer or any such person  may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to TCD by Duchouquette for use in connection with such registration and which is contained, on the Registration Date, in any Registration Statement under which TCD Shares were registered under the Securities Act at the request of Duchouquette, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

         8.      MISCELLANEOUS.

                 (a) No Inconsistent Agreements. TCD has not and will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Duchouquette in this Agreement.

                 (b) Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recovery reasonable attorney's fees in addition to any other available remedy.

                 (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waiver or consents to departure from the provisions hereof may not be given unless in writing signed by TCD and Duchouquette.

                 (d) Notices. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the other shall be deemed to have been duly given if given in writing and personally delivered, sent by telegram, telex, or telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by telegram, telex, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its or his address for notice hereunder by giving notice of such change in the manner provided in this paragraph.

                 (e) Applicable Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT.

                 (f) Jurisdiction. THE PARTIES CONSENT AND AGREE TO THE JURISDICTION OF ANY STATE COURT SITTING IN DALLAS COUNTY, STATE OF





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        5
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TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN
DISTRICT OF TEXAS, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN DUCHOUQUETTE, ON THE ONE HAND, AND TCD, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 (j) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto in respect of the subject matter hereof.

                 (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         TCD and Duchouquette have duly executed and delivered this Agreement as of the date first above written.

                                    THE COMPANY DOCTOR



                                    By:  /s/  Ken Aiken
                                       ----------------------------------------
                                        Ken Aiken, Vice President
                                        5215 North O'Connor Blvd, Suite 1800
                                        Irving, Texas 75039
                                        (972) 401-8300





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                    6
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                                      /s/ Robert G. Duchouquette, M.D.
                                      --------------------------------
                                        Robert G. Duchouquette, M.D.
                                        4435 Laren Lane
                                        Dallas, Texas 75244
                                        (972) 239-8766





REGISTRATION RIGHTS AGREEMENT
R.G. DUCHOUQUETTE, M.D.                                                        7